                                                                    EXHIBIT 99.1

NEWS BULLETIN FROM

[COVANSYS LOGO]


FOR FURTHER INFORMATION

INVESTORS:                              MEDIA:
James Trouba                            Michelle Jones
Tel: (248) 848-8896                     Tel: (248) 848-2269
jtrouba@covansys.com                    mjones@covansys.com

FOR IMMEDIATE RELEASE

                  COVANSYS REPORTS FIRST QUARTER 2005 RESULTS,
                        INCLUDING REVENUE OF $104 MILLION

FARMINGTON HILLS, MI, May 3, 2005 - Covansys Corporation (NASDAQ: CVNS), a global consulting and technology services company, today announced its financial results for the first quarter ended March 31, 2005.

Covansys reported revenue of $104.3 million in the first quarter compared with $84.9 million in the first quarter of 2004 and $99.2 million in the fourth quarter of 2004. This is the first quarter in more than three years that the company's revenue exceeded $100 million.

Additional financial highlights from the quarter include:

- Net income of $8.1 million, up from a net loss of $4.0 million in the first quarter of 2004 and down from $9.2 million in the fourth quarter of 2004;

- Net income available to common shareholders of $0.22 per share ($0.21 per share on a diluted basis) as compared to a loss of $0.15 per share in the same period last year and $0.24 per share (on a diluted basis) in the fourth quarter of 2004;

- Cash and short-term investments of $78.7 million, up from $71.3 million at year-end;

-    Cash from operations of $9.4 million;

- Growth of total billable headcount in India to over 3,900 consultants, which represents more than 60% of Covansys' global workforce of more than 6,300 consultants and employees; and

- Revenue growth of $10.6 million in India and Asia Pacific on a full attribution basis to $38.3 million compared with $27.7 million in the first quarter of 2004.

Raj Vattikuti, Covansys' President, and Chief Executive Officer, said, "I am pleased with our first quarter performance, which reflects our continued progress in expanding and enhancing Covansys' global delivery resources to meet the evolving needs of our clients.

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                                       -2-

As more companies recognize the value of pursuing an outsourcing strategy that delivers proven offshore expertise with dedicated local project management and oversight capabilities, Covansys ' well-established "blended" delivery model puts us in an excellent position to capitalize on the growing demand we are seeing for this combination of services. With years of experience offering the unique global outsourcing services that our competitors are only now beginning to develop, we are confident that our market leadership position will become an increasingly important competitive differentiator for us."

Covansys' operational highlights from the first quarter include:

- The initiation of several new statements of work on behalf of Fidelity Information Services ("Fidelity"), which is now utilizing nearly 400 billable consultants. Covansys is currently working on more than 50 statements of work for Fidelity; and

- Receipt of a $14.8 million contract award to support voter registration in New Jersey together with PCC and Aradyme.


ADDITIONAL FINANCIAL RESULTS
Domestic utilization was 89% in the first quarter of 2005, up from 84% in the first quarter of 2004 and 79% in the fourth quarter 2004. Utilization in India was 75% for the first quarter of 2005, up from 71% in the first quarter of 2004 and consistent with a rate of 75% in the fourth quarter of 2004.

Selling, general and administrative expenses were $18.9 million, or 18.1% of revenue in 2005, down from $19.3 million, or 22.7% of revenue in 2004. Included in 2005 amounts are more than $1 million of expenses for professional fees associated with the consultation and external auditing for the implementation of Sarbanes-Oxley Section 404 and costs associated with the restatement of prior year financial statements.

Covansys' effective tax rate was 32% for the first quarter of 2005.

ACQUISITION OF COVANSYS-PEOPLESOFT OFFSHORE CENTER BY ORACLE
As announced in a press release issued earlier today by Oracle, Oracle has exercised its option to acquire the Covansys-PeopleSoft Offshore Center operated by Covansys in Bangalore, India, under the terms of the Build, Operate and Transfer agreement between Covansys and PeopleSoft (which was acquired by Oracle in January 2005). The transfer is expected to be completed by the end of October 2005.

Raj Vattikuti said, "We are proud to have played a key role in helping PeopleSoft and now Oracle deploy new products, ensure software quality, reduce its costs and enhance its customer service capabilities through our Covansys-PeopleSoft Offshore Center. Oracle's decision to assume ownership and day-to-day oversight of the Offshore Center is

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                                       -3-

a testament to the success of our undertaking as well as the value of the Center's assets to their organization. We look forward to the opportunity to leverage all that we have learned through our work on this venture as a preferred vendor to partner with Oracle in growing the ERP and Fusion e-business market."

"We are acquiring a world class development and consulting team that Covansys has successfully built and operated," said Mr. Motasim Najeeb, group vice president, Oracle. "Covansys has been a strong partner in establishing the Bangalore development center and we look forward to a continued partnership with the company."

OUTLOOK
Jim Trouba, Covansys' Chief Financial Officer, noted, "The strong revenue growth we generated in India and Asia Pacific, which together account for 36.7% of our total revenue in the first quarter 2005, gave us a solid start to the year. This increase reflects the continued shift to a higher utilization of Indian resources, the transfer of certain commercial segment customer relationships to the region from existing customers and the additional revenue we are realizing from our Master Services Agreement with Fidelity. We are continuing to add to our billable headcount in India and Asia Pacific, as well as the U.S., to meet current and anticipated client demand. Additionally, we are taking the material weaknesses in our internal control over financial reporting detailed in the Company's 2004 Form 10-K very seriously and have begun the process of remediation."

Mr. Vattikuti concluded, "We remain cautiously optimistic about our prospects in 2005, particularly as our unique global outsourcing model becomes more widely understood. Robust demand in the markets we serve, together with our ongoing focus on strengthening our new business pipeline and providing our clients with superior execution, should allow us to realize solid results across our businesses through the remainder of the year."

CONFERENCE CALL
Covansys will host a conference call to discuss its first quarter financial results on May 3, 2005 at 10:00 a.m. Eastern Time. Interested parties may access the call by dialing 877-407-9210 or 201-689-8049 from outside North America. The call may also be accessed via the Internet on the company's website, www.covansys.com.

A replay of the call will be available beginning at approximately 1:00 p.m. Eastern Time on May 3rd through midnight on May 17, 2005 by dialing 877-660-6853 or 201-612-7415 and referencing account number 286 and conference ID 149032. The replay will also be available on the company's website, www.covansys.com, for 90 days.


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                                       -4-

ABOUT COVANSYS
Headquartered in Michigan, Covansys Corporation (Nasdaq: CVNS) is a global consulting and technology services company specializing in industry-specific solutions, strategic outsourcing and integration services. Clients gain competitive advantage by leveraging our unique on-site, offsite, offshore delivery capability to achieve rapid deployment, world-class quality and reduced costs. A leader in the public sector market, Covansys is also known for application maintenance and development outsourcing in the healthcare, financial services, retail and distribution, manufacturing, telecommunications and high-tech industries. Founded in 1985, with 6000 consultants and employees worldwide, Covansys was one of the first U.S.-based IT services companies to establish offshore facilities in India, and is a pioneer in seamlessly integrating offshore capabilities into its offerings. Two of the company's three wholly owned development centers in India are assessed at Level 5 in SEI CMM(R). All three are ISO 9001:2000 certified and assessed at Level 5 in PCMM(R). Covansys was named one of the leading IT companies for state and local governments in 2002 and 2003 by Washington Technology magazine, and one of the top 500 solution providers in 2002 and 2003 by VARBusiness magazine. Visit our web site: www.covansys.com.

SAFE HARBOR STATEMENT
With the exception of statements regarding historical matters and statements concerning our current status, certain matters discussed herein are forward-looking statements that involve substantial risks and uncertainties. Such forward-looking statements may be identified by the words "anticipate," "believe," "estimate," "expect" or "intend" and similar expressions. Our actual results, performance or achievements could differ materially from these forward-looking statements.

Factors that could cause or contribute to such material differences include internal control weaknesses, impact of changes in estimates on fixed price projects, variability of operating results, failure to recruit, train and retain skilled IT professionals, exposure to regulatory, political and general economic conditions in India and Asia, short term nature and termination provisions of contracts, competition in the IT services industry, economic conditions unique to clients in specific industries, the success of the company to negotiate contract renewals at comparable terms, decline in profitability of European operations, public sector budget constraints, limited protection of intellectual property rights, and risks related to merger, acquisition and strategic investment strategy.

                                      # # #

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Covansys
Add 4
                              COVANSYS CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (Unaudited, in thousands except per share amounts)


                                                              Three Months Ended March 31,
                                                               2005                  2004
                                                             ---------             ---------
Revenues                                                      $104,273               $84,892

Cost of Revenues                                                73,950                70,001
                                                             ---------             ---------
Gross Profit                                                    30,323                14,891

Selling, general and administrative                             18,861                19,264
                                                             ---------             ---------

Income (loss) from operations                                   11,462                (4,373)

Interest expense                                                   203                     -

Other income, net                                                 (589)                   (6)
                                                             ---------             ---------

Income (loss) from operations before income taxes               11,848                (4,367)

Provision (benefit) for income taxes                             3,791                (1,477)
                                                             ---------             ---------

Net income (loss)                                                8,057                (2,890)

Convertible redeemable preferred stock dividends                     -                 1,130
                                                             ---------             ---------
Net income(loss) available for
              common shareholders                               $8,057               ($4,020)
                                                             =========             =========

Earnings Per Share:
                                                                                   Basic     Diluted           Basic     Diluted
                                                                               -----------------------     -----------------------

NET INCOME(LOSS) AVAILABLE TO COMMON SHAREHOLDERS                                    $0.22      $0.21           ($0.15)    ($0.15)
                                                                               =======================     =======================


Weighted average common shares                                                      37,429     38,033           26,849     26,849
                                                                               =======================     =======================

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Covansys
Add 5
                              COVANSYS CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEET
                            (Unaudited, in thousands)

                                                       MARCH 31,          DECEMBER 31,
                                                         2005                2004
                                                       ---------          ------------
Current Assets:
  Cash and cash equivalents                             $57,244             $49,841

  Short-term investments                                 21,406              21,409

  Accounts receivable, net                               83,768              75,388

  Revenues earned in excess of billing, net              22,473              24,613

  Prepaid expenses and other                             12,918              12,331
                                                       --------            --------

              Total current assets                      197,809             183,582

Property and equipment, net                              32,629              33,468

Goodwill, net                                            18,826              19,148

Other assets                                             12,862              12,604
                                                       --------            --------

              Total Assets                             $262,126            $248,802
                                                       ========            ========

Current liabilities                                     $76,588             $71,149

Other liabilities                                         3,438               3,462

Shareholders' equity                                    182,100             174,191
                                                       --------            --------

              Total Liabilities and
                Shareholders' Equity                   $262,126            $248,802
                                                       ========            ========

                              COVANSYS CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (Unaudited, in thousands)

                                                                               Three Months Ended
                                                                                    March 31,
                                                                           2005                   2004
                                                                         ---------             ---------
Net income (loss)                                                           $8,057               ($2,890)
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Depreciation and amortization                                              3,218                 3,275
  Loss on disposal and obsolescence of property and equipment                  158                 1,066
  Provision for and write-off of doubtful accounts                             150                   194
  Provision(benefit) for deferred taxes                                       (381)                    -
  Gain from sale of short-term investments                                     (43)                  (41)
  Change in assets and liabilities                                          (1,781)               (1,376)
                                                                         ---------             ---------
      Net cash provided by operating activities                              9,378                   228

Cash flows from investing activities:
  Investment in property, equipment and other                               (2,608)               (2,717)
  Proceeds from sale of available-for-sale securities                       29,972                39,872
  Purchases of available-for-sale securities                               (30,047)              (20,633)
  Investment in computer software                                              (43)                  (68)
                                                                         ---------             ---------
      Net cash provided by (used in) investing activities                   (2,726)               16,454

Cash flows from financing activities:
  Net proceeds from issuance of common stock                                     -                   186
  Net proceeds from exercise of stock options and other, net                   876                   122
                                                                         ---------             ---------
    Net cash provided by financing activities                                  876                   308
    Effect of exchange rate changes on cash                                   (128)                   28
                                                                         ---------             ---------
Increase (decrease) in cash and cash equivalents                             7,400                17,018
Cash and cash equivalents at beginning of period                            71,250                89,671
                                                                         ---------             ---------
Cash and cash equivalents at end of period                                 $78,650              $106,689
                                                                         =========             =========


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